Exhibit 3.1
                               TEXTRON  INC.

                          A Delaware Corporation
                             Incorporated 1967

                  (Successor to Rhode Island Corporation
                            Incorporated 1928)







                          _______________________

                   RESTATED CERTIFICATE OF INCORPORATION
                          _______________________











                         As Filed January 29, 1998

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                   RESTATED CERTIFICATE OF INCORPORATION

                                    OF

                               TEXTRON INC.

                      *     *     *     *    *     *

             UNDER SECTION 245 OF THE GENERAL CORPORATION LAW

                      *     *     *     *     *     *

  TEXTRON INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

  1. The name of the corporation is TEXTRON INC. The name under which it was originally incorporated is American Textron Inc.

  2. The original Certificate of Incorporation of the corporation was filed with the Secretary of State on July 31, 1967.

  3. This Restated Certificate of Incorporation was duly adopted by the Board of Directors in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware and only restates and integrates and does not further amend the provisions of the corporation's Certificate of Incorporation as heretofore amended or supplemented. There is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

  4. The text of the Certificate of Incorporation of said TEXTRON INC., as heretofore amended or supplemented, is hereby restated and integrated, without further amendment, to read as follows:

  FIRST:    The   name   of   the  corporation  (hereinafter   called   the
"Corporation") is


                               TEXTRON INC.

  SECOND: The respective names of the county and of the city within the county in which the registered office of the Corporation is to be located in the State of Delaware are the County of New Castle and the City of Wilmington. The name of the registered agent of the Corporation is The Corporation Trust Company. The street and number of said principal office and the address by street and number of said registered agent is No. 1209 Orange Street, in the City of Wilmington, State of Delaware.

  THIRD: The nature of the business of the Corporation and the objects or purposes to be transacted, promoted or carried on by it are as follows:

  1. To make, manufacture, produce, prepare, process, purchase or otherwise acquire, and to hold, use, sell, import, export or otherwise trade or deal in and with goods, wares, products, merchandise, machines, machinery, appliances and apparatus, of every kind, nature and description, and, in general, to engage or participate in any manufacturing or other business of any kind or character whatsoever, including, but not by way of limitation, importing, exporting, mining, quarrying, producing, farming, agriculture, forestry, construction, management, advisory, mercantile, financial or investment business, any business engaged in rendering any manner of services and any business of buying, selling, leasing or dealing in properties of any and all kinds, whether any such business is located in the United States of America or any foreign country, and whether or not related to, conducive to, incidental to, or in any way connected with, the foregoing business.

  2. To engage in research, exploration, laboratory and development work relating to any material, substance, compound or mixture now known or which may hereafter be known, discovered or developed and to perfect, develop, manufacture, use, apply and generally to deal in and with any such material, substance, compound or mixture.

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  3.  To  purchase, lease or otherwise acquire, to hold, own, use, develop, maintain, manage and operate, to sell, transfer, lease, assign, convey, exchange or otherwise turn to account or dispose of, and generally, to deal in and with, personal and real property, tangible or intangible, of every kind and description, wheresoever situated, and any and all rights, concessions, interests and privileges therein.

  4. To adopt, apply for, obtain, register, purchase, lease or otherwise acquire, to maintain, protect, hold, use, own, exercise, develop, manufacture under, operate and introduce and to sell and grant licenses or other rights in respect of, assign or otherwise dispose of, turn to account, or in any manner deal with and contract with reference to, any trademarks, trade names, patents, patent rights, concessions, franchises, designs, copyrights and distinctive marks and rights analogous thereto and inventions, devices, improvements, processes, recipes, formulae and the like, including, but not by way of limitation, such thereof as may be covered by, used in connection with, or secured or received under, Letters Patent of the United States of America or elsewhere, and any licenses and rights in respect thereof, in connection therewith or appertaining thereto.

  5. To purchase or otherwise acquire and to hold, pledge, sell, exchange or otherwise dispose of securities (which term includes any shares of stock, bonds, debentures, notes, mortgages or other obligations and any certificates, receipts or other instruments representing rights to receive, purchase or subscribe for the same or representing any other rights or interests therein or in any property or assets) created or issued by any person, firm, association, corporation (including, to the extent permitted by the laws of the State of Delaware, the Corporation) or government or subdivision, agency or instrumentality thereof; to make payment therefor in any lawful manner; and to exercise, as owner or holder thereof, any and all rights, powers and privileges in respect thereof (to the extent aforesaid).

  6. To make, enter into, perform and carry out contracts of every kind and description with any person, firm, association, corporation or government or subdivision, agency or instrumentality thereof; to endorse or guarantee the payment of principal, interest or dividends upon, and to guarantee the performance of sinking fund or other obligations of, any securities or the payment of a certain amount per share in liquidation of the capital stock of any other corporation; and to guarantee in any way permitted by law the performance of any of the contracts or other undertakings of any person, firm, association, corporation or government or subdivision, agency or instrumentality thereof.

  7. To acquire by purchase, exchange or otherwise, all, or any part of, or any interest in, the properties, assets, business and good will of any one or more persons, firms, associations or corporations heretofore or hereafter engaged in any business whatsoever; to pay for the same in cash, property or its own or other securities; to hold, operate, lease, reorganize, liquidate, sell or in any manner dispose of the whole or any part thereof; to assume or guarantee, in connection therewith, the performance of any liabilities, obligations or contracts of such persons, firms, associations or corporations; and to conduct the whole or any part of any business thus acquired.

  8. To lend its uninvested funds from time to time to such extent, to such persons, firms, associations, corporations or governments or subdivisions, agencies or instrumentalities thereof, and on such terms and on such security, if any, as the Board of Directors of the Corporation (hereinafter called the "Board of Directors") may determine.

  9. To borrow money for any of the purposes of the Corporation, from time to time, and without limit as to amount; to issue and sell from time to time, its own securities in such amounts, on such terms and conditions, for such purposes and for such consideration, as may now be or hereafter shall be permitted by the laws of the State of Delaware; and to secure such securities by mortgage upon, or the pledge of, or the conveyance or assignment in trust of, the whole or any part of the properties, assets, business and good will of the Corporation then owned or thereafter acquired.

  10. To promote, organize, manage, aid or assist, financially or otherwise, persons, firms, associations or corporations engaged in any business whatsoever; and to assume or underwrite the performance of all or any of their obligations.

  11. To organize or cause to be organized under the laws of the State of Delaware, any other state or states of the United States of America, the District of Columbia, any territory, dependency, colony or possession of the United States of America or of any foreign country, a corporation or corporations for the purpose of transacting, promoting or carrying on any or all objects or purposes for which the Corporation is organized; to dissolve, wind up, liquidate, merge or consolidate any such corporation or corporations or to cause the same to be dissolved, wound up, liquidated, merged or consolidated; and, subject to the laws of the State of Delaware, to consolidate or merge with or into one or more other corporations organized under the laws of the State of Delaware or under the laws of any other state or states in the United States of America, the District of Columbia, any territory, dependency, colony or possession of the United States of America or of any foreign country if the laws under which said other corporation or corporations are formed shall permit such consolidation or merger.

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  12.      To  conduct  its  business in any and all of  its  branches  and maintain offices both within and without the State of Delaware in any and all states of the United States of America, in the District of Columbia, in any or all territories, dependencies, colonies or possessions of the United States of America and in foreign countries.

  13. To such extent as a business corporation organized under the laws of the State of Delaware may now or hereafter lawfully do, to do, either as principal or agent and either alone or through subsidiaries or in connection with other persons, firms, associations or corporations, all and everything necessary, suitable, convenient or proper for, or in connection with, or incident to, the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated or designed directly or indirectly to promote the interests of the Corporation or to enhance the value of its properties; and in general to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware and to do any and all things and exercise any and all powers, rights and privileges which a business corporation may now or hereafter be organized or authorized to do or to exercise under the laws of the State of Delaware.

  14. Whenever the context permits, the following provisions shall govern the construction of the paragraphs of these purposes; no specified enumeration shall be construed as restricting in any way any general language; any word, whether in the singular or plural shall be construed to mean both the singular and the plural; any phrase in the conjunctive or in the disjunctive shall include both the conjunctive and disjunctive; the mention of the whole shall include any part or parts; any one or more or all of the purposes set forth may be pursued from time to time and whenever deemed desirable; verbs in the present or future tense shall be construed to include both the present and future tenses or either of them.

  FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 515,000,000 of which 15,000,000 shares, without par value, are to be of a class designated "Preferred Stock" and 500,000,000 shares of the par value of $.125 each are to be of a class designated "Common Stock".

  The voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the classes of stock of the Corporation which are fixed by this Certificate of Incorporation, and the authority vested in the Board of Directors to fix by resolution or resolutions providing for the issue of Preferred Stock the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of Preferred Stock which are not fixed by this Certificate of Incorporation are as follows:

    (a) The Preferred Stock may be issued from time to time in one or more series of any number of shares; provided that the aggregate number of shares issued and not canceled of any and all such series shall not exceed the total number of shares of Preferred Stock hereinabove authorized. Each series of Preferred Stock shall be distinctively designated by letter or descriptive words. All series of Preferred Stock shall rank equally and be identical in all respects except as permitted by the provisions of paragraphs (b) and (f) of this Article FOURTH.

    (b) Authority is hereby vested in the Board of Directors from time to time to issue the Preferred Stock as Preferred Stock of any series and in connection with the creation of each such series to fix by resolution or resolutions providing for the issue of shares thereof the voting powers, if any, the designation, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such series to the full extent now or hereafter permitted by this Certificate of Incorporation and the laws of the State of Delaware, in respect of the matters set forth in the following subparagraphs (1) to (8), inclusive:

      (1) The distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;

      (2) The dividend rate of such series, any preferences to or provisions in relation to the dividends payable on any other class or classes or of any other series of stock, and any limitations, restrictions or conditions on the payment of dividends;

      (3) The price or prices at which, and the terms and conditions on which, the shares of such series may be redeemed by the Corporation;

      (4) The amount or amounts payable upon the shares of such series in the event of any liquidation, dissolution or winding up of the Corporation;

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      (5) Whether or not the shares of such series shall be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series and, if so entitled, the amount of such fund and the manner of its application;

      (6) Whether or not the shares of such series shall be made convertible into, or exchangeable for, shares of any other class or classes of stock of the Corporation or shares of any other series of Preferred Stock, and, if made so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

      (7) Whether or not the shares of such series shall have any voting powers and, if voting powers are so granted, the extent of such voting powers; and

      (8) Whether or not the issue of any additional shares of such series or of any future series in addition to such series shall be subject to restrictions in addition to the restrictions, if any, on the issue of additional shares imposed in the resolution or resolutions fixing the terms of and outstanding series of Preferred Stock theretofore issued pursuant to this Article FOURTH and, if subject to additional restrictions, the extent of such additional restrictions.

    (c) The holders of Preferred Stock of each series shall be entitled to receive, when and as declared by the Board of Directors, dividends in cash at the rate for such series fixed by the Board of Directors as provided in paragraph (b) of this Article FOURTH, and no more, payable quarterly on the first days of January, April, July and October or of such other months as may be designated by the Board of Directors (each of the quarterly periods ending on the first day of January, April, July and October in each year, or on the first days of such other months, respectively, being hereinafter called a dividend period), in each case from the date of cumulation (as defined in paragraph (h) of this Article FOURTH) of such series. Except as may otherwise be provided in the resolution or resolutions providing for the issue of any given series of Preferred Stock, dividends on Preferred Stock shall be cumulative (whether or not there shall be net profits or net assets of the Corporation legally available for the payment of such dividends), so that, if at any time full cumulative dividends (as defined in paragraph
  (h) of this Article FOURTH) upon the Preferred Stock of all series to the end of the last completed dividend period shall not have been paid or declared and a sum sufficient for payment thereof set apart, the amount of the deficiency shall be fully paid, but without interest, or dividends in such amount shall have been declared on each such series and a sum sufficient for the payment thereof shall have been set apart for such payment, before any sum or sums shall be set aside for or applied to the purchase or redemption of Preferred Stock of any series (either pursuant to any applicable sinking fund provisions or any redemptions authorized pursuant to paragraph (g) of this Article FOURTH or otherwise) or set aside for or applied to the purchase of Common Stock and before any dividend shall be declared or paid or any other distribution ordered or made upon the Common Stock (other than a dividend payable in Common Stock); provided, however, that any moneys deposited in the sinking fund provided for any series of Preferred Stock in the resolution or resolutions providing for the issue of shares of said series, in compliance with the provisions of such sinking fund and of this paragraph
  (c), may thereafter be applied to the purchase or redemption of Preferred Stock in accordance with the terms of such sinking fund whether or not at the time of such application full cumulative dividends upon the outstanding Preferred Stock of all series to the end of the last completed dividend period shall have been paid or declared and set apart for payment. All dividends declared upon the Preferred Stock of the respective series outstanding shall be declared pro rata, so that the amounts of dividends declared per share on the Preferred Stock of different series shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of such respective series bear to each other.

    (d) Before any sum or sums shall be set aside for or applied to the purchase of Common Stock and before any dividends shall be declared or paid or any distribution ordered or made upon the Common Stock (other than a dividend payable in Common Stock), the Corporation shall comply with the sinking fund provisions, if any, of any resolution or resolutions providing for the issue of any series of Preferred Stock any shares of which shall at the time be outstanding.

    (e) Subject to the provisions of paragraphs (c) and (d) of this Article FOURTH, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock of any and all series, to receive such dividends as from time to time may be declared by the Board of Directors.

    (f) In the event of any liquidation, dissolution or winding up of the Corporation, the holders of Preferred Stock of each series then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any payment shall be made to the holders of Common Stock, an amount determined as provided in paragraph
  (b) of this Article FOURTH for every share of their holdings of Preferred Stock of such series. If upon any liquidation, dissolution or winding up of the Corporation the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of Preferred Stock of all series the full account to which they respectively shall be entitled, the holders of Preferred Stock of all series shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares of Preferred Stock held by them upon such distribution if all amounts payable on or with respect to Preferred Stock of all series were paid in full. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to the holders of Preferred Stock of the full amount to which they shall be entitled as aforesaid, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock of any and all series, to share, ratably according to the number of shares of Common Stock held by them, in all remaining assets of the Corporation available for distribution to its stockholders. Neither the merger or consolidation of the Corporation into or with another corporation nor the merger or consolidation of any other corporation into or with the Corporation, nor the sale, transfer or lease of all or substantially all the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation. Notwithstanding the foregoing provisions of this paragraph (f), it may be provided as to any one or more series of Preferred Stock that upon liquidation, dissolution or winding up of the Corporation the shares of such series shall not have any preference, other than to be paid out of the assets of the Corporation available for distribution to its stockholders, an amount equal to accrued dividends [as defined in paragraph (h) hereof] and thereafter to share ratably with the holders of Common Stock (and any other class or series having a similar right) in all distributions of assets as they would have shared if all of the shares of such series had been converted into Common Stock immediately before such distribution or to share, in such event, upon such other terms and conditions as may be provided.

    (g) Subject to any requirements which may be applicable to the redemption of any given series of Preferred Stock as provided in any resolution or resolutions providing for the issue of such series of Preferred Stock, the Preferred Stock of all series, or of any series thereof, or any part of any series thereof, at any time outstanding, may be redeemed by the Corporation, at its election expressed by resolution of the Board of Directors, at any time or from time to time, upon not less than 30 days, but not more than 90 days, previous notice to the holders of record of Preferred Stock to be redeemed, given by mail in such manner as may be prescribed by resolution or resolutions of the Board of Directors:

      (1) if such redemption shall be otherwise than by the application of moneys in any sinking fund referred to in paragraph (d) of this Article FOURTH, at the redemption price, fixed as provided in paragraph (b) of this Article FOURTH, at which shares of Preferred Stock of the particular series may then be redeemed at the option of the Corporation and

      (2) if such redemption shall be by the application of moneys in any sinking fund referred to in paragraph (d) of this Article FOURTH, at the redemption price, fixed as provided in paragraph (b) of this Article FOURTH, at which shares of Preferred Stock of the particular series may then be redeemed for such sinking fund;

  provided, however, that, before any Preferred Stock of any series shall be redeemed at said redemption price thereof specified in clause (1) of this paragraph (g), all moneys at the time in the sinking fund, if any, for Preferred Stock of that series shall first be applied, as nearly as may be, to the purchase or redemption of Preferred Stock of that series as provided in the resolution or resolutions of the Board of Directors providing for such sinking fund. If less than all the outstanding shares of Preferred Stock of any series are to be redeemed, the redemption may be made either by lot or pro rata in such manner as may be prescribed by resolution of the Board of Directors. The Corporation may, if it shall so elect, provide moneys for the payment of the redemption price by depositing the amount thereof for the account of the holders of Preferred Stock entitled thereto with a bank or trust company doing business in the City of New York, in the State of New York, and having capital and surplus of at least $5,000,000. The date upon which such deposit may be made by the Corporation (hereinafter called the "date of deposit") shall be prior to the date fixed as the date of redemption. In any such case there shall be included in the notice of redemption a statement of the date of deposit and of the name and address of the bank or trust company with which the deposit has been or will be made. On and after the date fixed in any such notice of redemption as the date of redemption (unless default shall be made by the Corporation in providing moneys for the payment of the redemption price pursuant to such notice) or, if the Corporation shall have made such deposit on or before the date specified therefor in the notice, then on and after the date of deposit all rights of the holders of the Preferred Stock to be redeemed as stockholders of the Corporation, except the right to receive the redemption price as hereinafter provided and, in the case of such deposit, any conversion rights not theretofore expired, shall cease and terminate. Such conversion rights, however, in any event shall cease and terminate upon the date fixed for redemption or upon any earlier date fixed by the Board of Directors pursuant to paragraph (b) of this Article FOURTH for termination of such conversion rights. Anything herein contained to the contrary notwithstanding, said redemption price shall include an amount equal to accrued dividends on the Preferred Stock to be redeemed to the date fixed for the redemption thereof and the Corporation shall not be required to declare or pay on such Preferred Stock to be redeemed, and the holders thereof shall not be entitled to receive, any dividends in addition to those thus included in the redemption price; provided, however, that the Corporation may pay in regular course any dividends thus included in the redemption price either to the holders of record on the record date fixed for the determination of stockholders entitled to receive such dividend (in which event, anything herein to the contrary notwithstanding, the amount so deposited need not include any dividends so paid or to be paid) or as a part of the redemption price upon surrender of the certificates for the shares redeemed. At any time on or after the date fixed as aforesaid for such redemption or, if the Corporation shall elect to deposit the moneys for such redemption as herein provided, then at any time on or after the date of deposit and without awaiting the date fixed as aforesaid for such redemption, the respective holders of record of the Preferred Stock to be redeemed shall be entitled to receive the redemption price upon actual delivery to the Corporation, or, in the event of such deposit, to the bank or trust company with which such deposit shall be made, of certificates for the shares to be redeemed, such certificates, if required, to be properly stamped for transfer and duly endorsed in blank or accompanied by proper instruments of assignment and transfer thereof duly executed in blank. Any moneys so deposited which shall remain unclaimed by the holders of such Preferred Stock at the end of six years after the redemption date shall be paid by such bank or trust company to the Corporation and any interest accrued on moneys so deposited shall belong to the Corporation and shall be paid to it from time to time. Preferred Stock redeemed pursuant to the provisions of this paragraph (g) shall be canceled and shall thereafter have the status of authorized and unissued shares of Preferred Stock.

    (h) The term "date of cumulation" as used with reference to any series of Preferred Stock shall be deemed to mean the date fixed by the Board of Directors as the date of cumulation of such series at the time of the creation thereof or, if no date shall have been so fixed, the date on which shares of such series are first issued. Whenever used with reference to any share of any series of Preferred Stock, the term "full cumulative dividends" shall be deemed to mean (whether or not in any dividend period, or any part thereof, in respect of which such term is used there shall have been net profits or net assets of the Corporation legally available for the payment of such dividends) that amount which shall be equal to dividends at the full rate fixed for such series as provided in paragraph (b) of this Article FOURTH for the period of time elapsed from the date of cumulation of such series to the date as of which full cumulative dividends are to be computed (including an amount equal to the dividend at such rate for any fraction of a dividend period included in such period of time); and the term "accrued dividends" shall be deemed to mean full cumulative dividends to the date as of which accrued dividends are to be computed, less the amount of all dividends paid, or deemed paid as hereinafter in this paragraph (h) provided, upon said share. In the event of the issue of additional shares of Preferred Stock of any series after the original issue of shares of Preferred Stock of such series, all dividends paid or accrued on Preferred Stock of such series prior to the date of issue of such additional Preferred Stock and all dividends declared and payable to holders of Preferred Stock of such series of record on any date prior to the issue of any such additional Preferred Stock shall be deemed to have been paid on the additional Preferred Stock so issued.

    (i) No holder of stock of any class of the Corporation, whether now or hereafter authorized, shall have any preemptive, preferential or other rights to subscribe for or purchase or acquire any shares of any class or any other securities of the Corporation, whether now or hereafter authorized, and whether or not convertible into, or evidencing or carrying the right to purchase, shares of any class or any other securities now or hereafter authorized, and whether the same shall be issued for cash, services or property, or by way of dividend or otherwise.

    (j) Subject to the provisions of this Certificate of Incorporation and except as otherwise provided by law, the shares of stock of the Corporation, regardless of class, may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine.

    (k) Except as otherwise provided by law, or this Certificate of Incorporation or by the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of shares of Preferred Stock, as such holders, shall not have any right to vote, and are hereby specifically excluded from the right to vote, in the election of directors or for any other purpose. Except as aforesaid, the holders of Preferred Stock, as such holders, shall not be entitled to notice of any meeting of stockholders.

    (l) Subject to the provisions of any applicable law, or of the By-laws of the Corporation as from time to time amended, with respect to the closing of the transfer books or the fixing of a record date for the determination of stockholders entitled to vote and except as otherwise provided by law, or by this Certificate of Incorporation or by the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall exclusively possess voting power for the election of directors and for all other purposes, each holder of record of shares of Common Stock being entitled to one vote for each share of Common Stock standing in his name on the books of the Corporation.

          $2.08 CUMULATIVE CONVERTIBLE PREFERRED STOCK, SERIES A

  RESOLVED that, pursuant to the authority expressly granted to and vested in the Board of Directors by the provisions of the Certificate of Incorporation of the Corporation, the Board of Directors hereby creates a series of the Preferred Stock of the Corporation to consist of 3,076,223 shares, and the Board of Directors hereby fixes the voting powers, designation, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of such series (in addition to the designation, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation which are applicable to the Preferred Stock of all series) as follows:

  (1)  Designation.   The  designation of said series  of  Preferred  Stock
created by this resolution shall be "$2.08 Cumulative Convertible Preferred Stock, Series A" (hereinafter called "Series A").

  (2) Dividend Rate. The dividend rate of the shares of Series A shall be $2.08 per share per annum, cumulative (entitled to "full cumulative dividends", as defined in the Certificate of Incorporation) from January 1, 1968, payable quarterly on the first days of January, April, July and October in each year. Holders of shares of Series A shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of the "full cumulative dividends" at said rate.

  (3) Optional Redemption. Subject to paragraph (4) below, shares of Series A shall not be redeemable by the Corporation for any purpose until after December 31, 1972. On and after December 31, 1972, shares of Series A may be redeemed upon not less than 40 days' notice to the holders of Series A shares and otherwise on the terms and conditions specified in paragraph
(g) of Article FOURTH of the Certificate of Incorporation during the following periods at the following per share redemption prices:

     Redemption
           Price                                      Period
      $55                                         Calendar Year 1973
      $54                                         Calendar Year 1974
      $53                                         Calendar Year 1975
      $52                                         Calendar Year 1976
      $51                                         Calendar Year 1977
      $50                       At all times after December 31, 1977

plus, in each case, an amount equal to "accrued dividends" (as defined in the Certificate of Incorporation). Any redemption after December 31, 1972 and prior to January 1, 1978 shall only be made as to all of the Series A shares outstanding. On and after January 1, 1978 redemption may be made as to all or any part of such shares from time to time outstanding.

  (4) Rights on Liquidation, Dissolution, Winding Up. In the event of any liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount equal to $50 per share, plus an amount equal to "accrued dividends" (as defined in the Certificate of Incorporation). Notwithstanding the foregoing, in the event of any voluntary liquidation of the Corporation prior to January 1, 1978, the holders of shares of Series A shall be entitled to be paid an amount per share equal to the redemption price as set forth in paragraph 3 currently in effect at the date of such liquidation plus accrued dividends.

  (5) Sinking Fund. Shares of Series A are not subject or entitled to the benefit of a sinking fund.

  (6)    Conversion of Convertible Preferred Stock Into Common Stock.

(a) Conversion Right. Shares of Series A shall be convertible at the option of the holder thereof at any time into shares of Common Stock at a conversion price of $45.45 per share based upon a value of $50.00 per share of Series A stock so that initially Series A shares shall be convertible at the rate of one and one tenth share (1.1) of Common Stock for each one (1) share of Series A stock. Such price of $45.45 per Common share (based on $50.00 per share of Series A stock), adjusted as hereinafter provided, is hereinafter referred to as the "Conversion Price". Such right of conversion shall cease and terminate, as to shares of Series A called for redemption, at the close of business on the tenth business day prior to the date fixed for redemption unless default shall be made in the payment of the redemption price. Upon conversion the Corporation shall make no payment or adjustment on account of dividends accrued or in arrears on shares of Series A surrendered for conversion; provided, however, that any holder who converts his shares of

Series A after the record date for any quarterly dividend payment on shares of Series A but prior to such quarterly dividend payment date shall nonetheless be entitled to receive any such quarterly dividend.

The Common Stock issuable upon conversion of shares of Series A shall be Common Stock, $.125 par value, as constituted at the date hereof, except as otherwise provided in division (E) of subparagraph (c) of this paragraph
(6).

(b) Method of Conversion. In order to convert shares of Series A into Common Stock, the holder thereof shall surrender the certificate or certificates for such shares of Series A, duly endorsed to the Corporation or in blank, at the office of any Transfer Agent for Series A (or at such other place as may be designated by the Corporation) shall give written notice to the Corporation at said office that he elects to convert said shares of Series A, and shall state in writing therein the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued. As soon as practicable thereafter, the Corporation shall issue or deliver at said office to the person for whose account such shares of Series A were so surrendered, or to his nominee or nominees, certificates for the number of full shares of Common Stock to which he shall be entitled as aforesaid, together with a cash adjustment in respect of any fraction of a share as hereinafter provided if not convertible into a number of whole shares. Subject to the following provisions of this paragraph (6), such conversion shall be deemed to have been made as of the date of such surrender of certificates for the shares of Series A to be converted; and the person or persons entitled to receive Common Stock issuable upon the conversion of such shares of Series A shall be treated for all purposes as the record holder or holders of such Common Stock on such date.

(c) Adjustments of Conversion Price. The Conversion Price of shares of Series A shall be subject to adjustment from time to time as follows:

(A) If the Corporation shall sell for cash any shares of its Common Stock or any securities convertible into Common Stock (other than Excluded Stock, as defined in division (B) of this subparagraph (c)) without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to the sale of such Stock, the Conversion Price in effect immediately prior to each such sale shall forthwith (except as provided below in this division (A) and in division (K) of this subparagraph (c)) be adjusted to a price equal to a quotient obtained by dividing:

  (i)   an amount equal to the sum of

  (x) the total number of shares of Common Stock outstanding (excluding Excluded Stock but including the shares of Common Stock deemed to have been issued pursuant to subdivision (2) of this division (A)) immediately prior to such sale multiplied by the Conversion Price in effect immediately prior to such sale, plus

  (y) the consideration received by the Corporation upon such sale, plus

  (z) the excess of (1) the aggregate consideration received by the Corporation upon all issuances of Common Stock after the date of first issuance of shares of Series A (other than Excluded Stock) over (2) the Conversion Price in effect at the time of the respective issuance multiplied by the number of shares so issued; provided, however, that such excess shall not be taken into account to the extent such excess has previously been taken into account in adjusting such Conversion Price pursuant hereto, by

  (ii) the total number of shares of Common Stock outstanding (excluding Excluded Stock but including the shares of Common Stock deemed to have been issued pursuant to subdivision (2) of this division (A)) immediately after the sale of such Common Stock;

provided, however, that such adjustment shall be made only if and to the extent that the aforesaid quotient shall be less than the Conversion Price in effect immediately prior to such sale.

For the purposes of any adjustment of the Conversion Price pursuant to this subparagraph (c), the following provision shall be applicable:

  (1) In the case of the sale of Common Stock (or convertible or exchangeable securities referred to in subdivision (2) of this Division
  (A)), the consideration shall be deemed to be the amount of cash paid therefor without deduction for any discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

  (2) In the case of the sale of any securities (other than shares of Series A) by their terms convertible into or exchangeable for Common
  Stock:

    (i) the aggregate number of shares of Common Stock initially deliverable upon conversion of or in exchange for any such convertible or exchangeable securities shall be considered to have been issued at the time such securities were issued and for a consideration equal to the consideration received by the Corporation for any such securities, plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in subdivision (1) above);

    (ii) in the event that, after the sale of any such securities, (x) a change shall be made in the price or rate at which such securities which remain outstanding shall be convertible or exchangeable so that the aggregate number of shares of Common Stock thereafter deliverable shall decrease and (y) such increase in price or decrease in shares deliverable is in accordance with the provisions of such securities (other than provisions designed to protect against dilution such as this subparagraph (c)), the Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained if such decreased number of shares had been the number of shares of Common Stock initially deliverable upon the conversion or exchange of such outstanding securities; and

    (iii) on the termination of such right to convert or exchange, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had the adjustment made upon the sale of such securities been made upon the basis of the issuance or sale of only the number of shares of Common Stock actually issued upon the conversion or exchange of such securities.

(B)    "Excluded Stock" shall mean:

  (1) Common Stock or stock convertible into Common Stock sold pursuant to any present or future stock option plan, stock purchase plan, or other benefit plan for employees (including officers) of the Corporation or of its subsidiaries or present or future agreement to substitute options for stock of the Corporation for existing stock options of a business acquired by or merged into or consolidated with the Corporation;

  (2) Shares of Common Stock sold upon exercise of warrants issued pursuant to the terms of the Warrant Agreement, dated as of May 1, 1959, between the Corporation and Morgan Guaranty Trust Company.

(C) If the number of shares of Common Stock outstanding at any time is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, on the day following the date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the number of shares of Common Stock issuable on conversion of each share of Series A shall be increased in proportion to such increase in outstanding shares of Common Stock and the Conversion Price shall be correspondingly decreased.

(D) If the number of shares of Common Stock outstanding at any time is decreased by a combination of the outstanding shares of Common Stock, then, on the day following the effective date of such combination, the number of shares issuable on conversion of each share of Series A shall be decreased in proportion to such decrease in outstanding shares and the Conversion Price shall be correspondingly increased.

(E)  In  the  case  this  Corporation shall be recapitalized  or  shall  be consolidated with or merged into, or shall sell or transfer its property and assets as, or substantially as, an entirety, proper provisions shall be made as part of the terms of such recapitalization, consolidation, merger, sale or transfer whereby the holder of any shares of the Series A stock convertible into Common Stock outstanding immediately prior to such event shall thereafter be entitled to such conversion rights with respect to securities of the Corporation resulting from such recapitalization, consolidation or merger, or to which such sale or transfer shall be made, as shall be substantially equivalent to the conversion rights, if any, provided for with respect to such Series A stock; provided, however, that no such provisions with respect to conversion rights need be made if (i) provision is made for the redemption of such Series A stock in accordance with redemption provisions then applicable to such Series A stock, and (ii) the effect of such redemption is to terminate such conversion rights prior to such recapitalization, consolidation, merger, sale or transfer.

(F) All calculations under this paragraph (6) shall be made to the nearest cent or to the nearest one one hundredth (1/100) of a share, as the case may be.

(G) Whenever the Conversion Price shall be adjusted as in this subparagraph
(c) provided, the Corporation shall forthwith file, at each office designated for the conversion of shares of Series A as provided in this paragraph (6), a statement, signed by the Chairman of the Board, President or any Vice President of the Corporation, and by its Treasurer, Assistant Treasurer, Secretary or an Assistant Secretary, showing in detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment. The Corporation shall also cause a notice setting forth any such adjustment to be sent by mail, first class, postage prepaid, to each registered holder of shares of Series A at his address appearing on the stock register.

(H) Irrespective of any adjustments in the Conversion Price, certificates representing shares of Series A theretofore or thereafter issued which express the initial Conversion Price shall nevertheless be valid for all purposes.

(I) No fraction of a share of Common Stock shall be issued upon any conversion but, in lieu thereof, there shall be paid an amount in cash equal to the same fraction of the market value of a full share of Common Stock. For such purpose, the market value of a share of Common Stock shall be the last recorded sale price of such a share on the New York Stock Exchange on the day immediately preceding the date upon which such shares are surrendered for conversion or, if there be no such recorded sale price on such day, the last quoted bid price per share on the Common Stock on such Exchange on the close of trading on such date. If the Common Stock shall not at the time be dealt in on the New York Stock Exchange, such market value shall be the prevailing market value of the Common Stock on any other securities exchange, or in the open market, as determined by this Corporation, which determination shall be conclusive.

(J) The Corporation shall at all times reserve and keep available, out of its treasury stock or authorized and unissued stock, or both, solely for the purpose of effecting the conversion of shares of Series A, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all shares of Series A from time to time outstanding.

(K) Anything in this paragraph (6) to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Conversion Price in any case in which the amount by which such Conversion Price would be reduced in accordance with the foregoing provisions would be less than $1.00 per share of Common Stock, but in such case any adjustment that would otherwise be required then to be made will be carried forward and made at the time and together with the next subsequent adjustment which, together with any and all such adjustments so carried forward, shall amount to $1.00 or more per share of Common Stock. In the event of any stock dividend, subdivision, split-up or combination of shares of Common Stock, said amount of $1.00 (as theretofore decreased or increased) shall be proportionately decreased or increased.

(L) No adjustment of the conversion rate shall be made by reason of the issuance of Common Stock or stock convertible into Common Stock in exchange for property or services. Any Common Stock or stock convertible into Common Stock issued in a tax free reorganization shall be deemed to be issued solely for property.

  (7) Voting. Subject to the provisions of any applicable law, or of the By-laws of the Corporation as from time to time amended, with respect to the fixing of a record date for the determination of stockholders entitled to vote, at each meeting of stockholders each holder of record of shares of Series A shall be entitled to one vote per share on each matter on which the holders of record of the Common Stock shall be entitled to vote, voting together with the holders of record of the Common Stock and any other series of Preferred Stock entitled to vote with the Common Stock and not by classes, and each such record holder of shares of Series A shall be entitled to notice of any such meeting of stockholders. However, so long as any shares of Series A are outstanding, if at the time of any annual meeting of stockholders for the election of directors a default in preferred dividends (as defined in this paragraph (7)) shall exist, the holders of shares of Preferred Stock, voting separately as a class without regard to series (with each share of Preferred Stock being entitled to one vote), shall have the right to elect two members of the Board of Directors of the Corporation. The holders of Common Stock shall not be entitled to vote in the election of the two directors so to be elected by the holders of shares of Preferred Stock. Any director elected by the holders of shares of Preferred Stock, voting as a class as aforesaid, shall continue to serve as such director for the full term for which he shall have been elected notwithstanding that prior to the end of such term a default in preferred dividends shall cease to exist. If, prior to the end of the term of any director elected by the holders of the Preferred Stock, voting as a class as aforesaid, a vacancy in the office of such director shall occur by reason of death, resignation, removal or disability, or for any other cause, such vacancy shall be filled for the unexpired term in the manner provided in the By-laws of the Corporation, provided that, if such vacancy shall be filled by election by the stockholders at a meeting thereof, the right to fill such vacancy shall be vested in the holders of Preferred Stock, voting as a class as aforesaid, unless, in any such case, no default in preferred dividends shall exist at the time of such election.

For the purposes of this paragraph (7), a default in preferred dividends shall be deemed to have occurred whenever the amount of dividends in arrears upon any series of Preferred Stock shall be equivalent to six full quarter-yearly dividends or more and, having so occurred, such default in preferred dividends shall be deemed to exist thereafter until all accrued dividends on all shares of Preferred Stock then outstanding shall have been paid to the end of the last preceding quarterly dividend period. Nothing herein contained shall be deemed to prevent an amendment of the By-laws of the Corporation, in the manner therein provided, which shall increase the number of directors so as to provide as additional places on the Board of Directors either of or both the directorships to be filled by the two directors so to be elected by the holders of the Preferred Stock or to prevent any other change in the number of directors of the Corporation.

  (8) Reacquired Shares. Shares of Series A which have been issued and reacquired by the Corporation through redemption or purchase, or which have been converted into shares of any other class or classes of stock of the Corporation, shall upon compliance with any applicable provision of the General Corporation Law of the State of Delaware have the status of authorized and unissued shares of Preferred Stock and may be reissued as part of the Series A or as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors.

  (9) Restricted Activities. (a) So long as any shares of Series A are outstanding,

(A) without the written consent or affirmative vote of the holders of at least two-thirds of the aggregate number of shares of Series A at the time outstanding given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, the Corporation shall not amend, alter or repeal the preferences, special rights or other powers of the Series A shares so as to affect the rights of the holders of Series A shares adversely (and the authorization and issuance of any class of stock prior to the Series A shares as to either dividends or liquidation preferences shall be deemed to affect the Series A shares adversely);

(B) without the written consent or affirmative vote of the holders of at least a majority of the aggregate number of shares of Preferred Stock at the time outstanding given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, without regard to series, the Corporation will not (i) increase the authorized amount of Preferred Stock beyond the 5,000,000 shares presently authorized or (ii) create any other class or classes of stock ranking on a parity with the Preferred Stock as to either dividends or liquidation preferences; and

(C) except as expressly set forth in division (B) of this subparagraph (a), nothing in this paragraph (9) shall be deemed to restrict the issuance of any additional shares of Series A or of any series of Preferred Stock which may be issued in the future.

  (b) For the purposes of this paragraph (9) any class or classes of stock of the Corporation shall be deemed to rank,

(A) prior to the Series A shares either as to dividends or upon liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of the Series A shares;

(B) on a parity with the Preferred Stock either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share thereof be different from those of the Preferred Stock, if the holders of such class or classes of stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority one over the other as between the holders of such class or classes of stock and the holders of the Preferred Stock; and

(C) junior to the Preferred Stock either as to dividends or upon liquidation if the rights of the holders of such class or classes shall be subject or subordinate to the rights of the holders of the Preferred Stock in respect of the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be.

           $1.40 CONVERTIBLE PREFERRED DIVIDEND STOCK, SERIES B

                     (PREFERRED ONLY AS TO DIVIDENDS)

  RESOLVED that, pursuant to the authority expressly granted to and vested in the Board of Directors by the provisions of the Certificate of Incorporation of the Corporation, the Board of Directors hereby creates a series of the Preferred Stock of the Corporation to consist of 4,856,628 shares, and the Board of Directors hereby fixes the voting powers, designation, preferences and relative, participating option or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of such series (in addition to the designation, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation which are applicable to the Preferred Stock of all series) as follows:

  (1) Designation. The designation of said series of Preferred Stock created by this resolution shall be "$1.40 Convertible Preferred Dividend Stock, Series B (preferred only as to dividends)" (hereinafter called "Series B").

  (2) Dividend Rate. The dividend rate of the shares of Series B shall be $1.40 per share per annum, cumulative (entitled to "full cumulative dividends", as defined in the Certificate of Incorporation) from July 1, 1968, payable quarterly on the first days of January, April, July and October in each year. Holders of shares of Series B shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of the "full cumulative dividends" at said rate.

  (3) Optional Redemption. Subject to paragraph (4) below, shares of Series B shall not be redeemable by the Corporation for any purpose until after December 31, 1973. After December 31, 1973, shares of Series B may be redeemed upon not less than 40 days (but not more than 90 days) notice to the holders of Series B shares and otherwise on the terms and conditions specified in paragraph (g) of Article FOURTH of the Certificate of Incorporation at forty-five dollars ($45.00) per share plus an amount equal to "accrued dividends" (as defined in the Certificate of Incorporation). After December 31, 1973, redemption may be made as to all or any part of such shares from time to time outstanding.

  (4) Rights on Liquidation, Dissolution, Winding Up. In the event of any liquidation, dissolution or winding up of the Corporation, the holders of shares of Series B then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount equal to "accrued dividends" (as defined in the Certificate of Incorporation) and thereafter to share ratably with the holders of Common Stock (and any other class or series having a similar right) in all distributions of assets as they would have shared if all of the shares of Series B outstanding on the date of distribution had been converted into Common Stock immediately before such distribution.

  (5) Sinking Fund. Shares of Series B are not subject or entitled to the benefit of a sinking fund.

  (6)    Conversion of Convertible Preferred Stock Into Common Stock.

(a) Conversion Right. Shares of Series B shall be convertible at the option of the holder thereof at any time into shares of Common Stock at a conversion price of $50.00 per share based upon a value of $45.00 per share of Series B stock so that initially Series B shares shall be convertible at the rate of nine tenths of one share (0.9) of Common Stock for each one (1) share of Series B stock. Such price of $50.00 per Common share (based on $45.00 per share of Series B stock), adjusted as hereinafter provided, is hereinafter referred to as the "Conversion Price". Such right of conversion shall cease and terminate, as to shares of Series B called for redemption, at the close of business on the tenth business day prior to the date fixed for redemption, unless default shall be made in the payment of the redemption price. Upon conversion the Corporation shall make no payment or adjustment on account of dividends accrued or in arrears on shares of Series B surrendered for conversion; provided, however, that any holder who converts his shares of Series B after the record date for any quarterly dividend payment on shares of Series B but prior to such quarterly dividend payment date shall nonetheless be entitled to receive any such quarterly dividend.

The Common Stock issuable upon conversion of shares of Series B shall be Common Stock, $.125 par value, as constituted at the date hereof, except as otherwise provided in division (E) of subparagraph (c) of this paragraph
(6).

(b) Method of Conversion. In order to convert shares of Series B into Common Stock, the holder thereof shall surrender the certificate or certificates for such shares of Series B, duly endorsed to the Corporation or in blank, at the office of any Transfer Agent for Series B (or at such other place as may be designated by the Corporation); shall give written notice to the Corporation at said office that he elects to convert said shares of Series B, and shall state in writing therein the name or names in which he wishes the certificate or certificates for shares of Common Stock
to be issued. As soon as practicable thereafter, the Corporation shall issue or deliver at said office to the person for whose account such shares of Series B were so surrendered, or to his nominee or nominees, certificates for the number of full shares of Common Stock to which he shall be entitled as aforesaid, together with a cash adjustment in respect of any fraction of a share as hereinafter provided if not convertible into a number of whole shares. Subject to the following provisions of this paragraph (6), such conversion shall be deemed to have been made as of the date of such surrender of certificates for the shares of Series B to be converted; and the person or persons entitled to receive Common Stock issuable upon the conversion of such shares of Series B shall be treated for all purposes as the record holder or holders of such Common Stock on such date.

(c) Adjustments of Conversion Price. The Conversion Price of shares of Series B shall be subject to adjustment from time to time as follows:

(A) If the Corporation shall sell for cash any shares of its Common Stock or any securities convertible into Common Stock (other than Excluded Stock, as defined in division (B) of this subparagraph (c)) without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to the sale of such Stock, the Conversion Price in effect immediately prior to each such sale shall forthwith (except as provided below in this division (A) and in division (K) of this subparagraph (c)) be adjusted to a price equal to a quotient obtained by dividing:

  (i)   an amount equal to the sum of

  (x) the total number of shares of Common Stock outstanding (excluding Excluded Stock but including the shares of Common Stock deemed to have been issued pursuant to subdivision (2) of this division (A)) immediately prior to such sale multiplied by the Conversion Price in effect immediately prior to such sale, plus

  (y) the consideration received by the Corporation upon such sale, plus

  (z) the excess of (1) the aggregate consideration received by the Corporation upon all issuances of Common Stock after the date of first issuance of shares of Series B (other than Excluded Stock) over (2) the Conversion Price in effect at the time of the respective issuance multiplied by the number of shares so issued; provided, however, that such excess shall not be taken into account to the extent such excess has previously been taken into account in adjusting such Conversion Price pursuant hereto, by

  (ii) the total number of shares of Common Stock outstanding (excluding Excluded Stock but including the shares of Common Stock deemed to have been issued pursuant to subdivision (2) of this division (A)) immediately after the sale of such Common Stock;

provided, however, that such adjustment shall be made only if and to the extent that the aforesaid quotient shall be less than the Conversion Price in effect immediately prior to such sale.

For the purposes of any adjustment of the Conversion Price pursuant to this subparagraph (c), the following provisions shall be applicable:

  (1) In the case of the sale of Common Stock (or convertible or exchangeable securities referred to in subdivision (2) of this division
  (A)), the consideration shall be deemed to be the amount of cash paid therefor without deduction for any discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

  (2) In the case of the sale of any securities (other than shares of Series A or Series B) by their terms convertible into or exchangeable for Common Stock:

  (i) the aggregate number of shares of Common Stock initially deliverable upon conversion of or in exchange for any such convertible or exchangeable securities shall be considered to have been issued at the time such securities were issued and for a consideration equal to the consideration received by the Corporation for any such securities, plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in subdivision (1), above;

  (ii) in the event that, after the sale of any such securities, (x) a change shall be made in the price or rate at which such securities which remain outstanding shall be convertible or exchangeable so that the aggregate number of shares of Common Stock thereafter deliverable shall decrease and (y) such increase in price or decrease in shares deliverable is in accordance with the provisions of such securities (other than provisions designed to protect against dilution such as this subparagraph
  (c)), the Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained if such decreased number of shares had been the number of shares of Common Stock initially
  deliverable   upon  the  conversion  or  exchange  of  such   outstanding
  securities; and

  (iii) on the termination of such right to convert or exchange, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had the adjustment made upon the sale of such securities been made upon the basis of the issuance or sale of only the number of shares of Common Stock actually issued upon the conversion or exchange of such securities.

(B)    "Excluded Stock" shall mean:

  (1) Common Stock or stock convertible into Common Stock sold pursuant to any present or future stock option plan, stock purchase plan, or other benefit plan for employees (including officers) of the Corporation or of its subsidiaries or present or future agreement to substitute options for stock of the Corporation for existing stock options of a business acquired by or merged into or consolidated with the Corporation;

  (2) Shares of Common Stock sold upon exercise of warrants issued pursuant to the terms of the Warrant Agreement, dated as of May 1, 1959, between the Corporation and Morgan Guaranty Trust Company.

(C) If the number of shares of Common Stock outstanding at any time is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, on the day following the date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the number of shares of Common Stock issuable on conversion of each share of Series B shall be increased in proportion to such increase in outstanding shares of Common Stock and the Conversion Price shall be correspondingly decreased.

(D) If the number of shares of Common Stock outstanding at any time is decreased by a combination of the outstanding shares of Common Stock, then, on the day following the effective date of such combination, the number of shares issuable on conversion of each share of Series B shall be decreased in proportion to such decrease in outstanding shares and the Conversion Price shall be correspondingly increased.

(E)  In  the  case  this  Corporation shall be recapitalized  or  shall  be consolidated with or merged into, or shall sell or transfer its property and assets as, or substantially as, an entirety, proper provisions shall be made as part of the terms of such recapitalization, consolidation, merger, sale or transfer whereby the holder of any shares of the Series B stock convertible into Common Stock outstanding immediately prior to such event shall thereafter be entitled to such conversion rights with respect to securities of the Corporation resulting from such recapitalization, consolidation or merger, or to which such sale or transfer shall be made, as shall be substantially equivalent to the conversion rights provided for with respect to such Series B stock; provided, however, that no such provisions with respect to conversion rights need be made if (i) provision is made for the redemption of such Series B stock in accordance with redemption provisions then applicable to such Series B stock, and (ii) the effect of such redemption is to terminate such conversion rights prior to such recapitalization, consolidation, merger, sale or transfer.

(F) All calculations under this paragraph (6) shall be made to the nearest cent or to the nearest one one hundredth (1/100) of a share, as the case may be.

(G) Whenever the Conversion Price shall be adjusted as in this subparagraph
(c) provided, the Corporation shall forthwith file, at each office designated for the conversion of shares of Series B as provided in this paragraph (6), a statement, signed by the Chairman of the Board, President or any Vice President of the Corporation, and by its Treasurer, Assistant Treasurer, Secretary or an Assistant Secretary, showing in detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment. The Corporation shall also cause a notice setting forth any such adjustment to be sent by mail, first class, postage prepaid, to each registered holder of shares of Series B at his address appearing on the stock register.

(H) Irrespective of any adjustments in the Conversion Price, certificates representing shares of Series B theretofore or thereafter issued which express the initial Conversion Price shall nevertheless be valid for all purposes.

(I) No fraction of a share of Common Stock shall be issued upon any conversion but, in lieu thereof, there shall be paid an amount in cash equal to the same fraction of the market value of a full share of Common Stock. For such purpose, the market value of a share of Common Stock shall be the last recorded sale price of such a share on the New York Stock Exchange on the day immediately preceding the date upon which such shares are surrendered for conversion or, if there be no such recorded sale price on such day, the last quoted bid price per share on the Common Stock on such Exchange on the close of trading on such date. If the Common Stock shall not at the time be dealt in on the New York Stock Exchange, such market value shall be the prevailing market value of the Common Stock on any other securities exchange, or in the open market, as determined by this Corporation, which determination shall be conclusive.

(J) The Corporation shall at all times reserve and keep available, out of its treasury stock or authorized and unissued stock, or both, solely for the purpose of effecting the conversion of shares of Series B, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all shares of Series B from time to time outstanding.

(K) Anything in this paragraph (6) to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Conversion Price in any case in which the amount by which such Conversion Price would be reduced in accordance with the foregoing provisions would be less than $1.00 per share of Common Stock, but in such case any adjustment that would otherwise be required then to be made will be carried forward and made at the time and together with the next subsequent adjustment which, together with any and all such adjustments so carried forward, shall amount to $1.00 or more per share of Common Stock. In the event of any stock dividend, subdivision, split-up or combination of shares of Common Stock, said amount of $1.00 (as theretofore decreased or increased) shall be proportionately decreased or increased.

(L) No adjustment of the conversion rate shall be made by reason of the issuance of Common Stock or stock convertible into Common Stock in exchange for property or services. Any Common Stock or stock convertible into Common Stock issued in a tax free reorganization shall be deemed to be issued solely for property.

  (7) Voting. Subject to the provisions of any applicable law, or of the By-laws of the Corporation as from time to time amended, with respect to the fixing of a record date for the determination of stockholders entitled to vote, at each meeting of stockholders each holder of record of shares of Series B shall be entitled to one vote per share on each matter on which the holders of record of the Common Stock shall be entitled to vote, voting together with the holders of record of the Common Stock and any other series of Preferred Stock entitled to vote with the Common Stock and not by classes, and each such record holder of shares of Series B shall be entitled to notice of any such meeting of stockholders. However, so long as any shares of Series B are outstanding, if at the time of any annual meeting of stockholders for the election of directors a default in preferred dividends (as defined in this paragraph (7)) shall exist, the holders of shares of Preferred Stock voting separately as a class without regard to series (with each share of Preferred Stock being entitled to one vote), shall have the right to elect two members of the Board of Directors of the Corporation. The holders of Common Stock shall not be entitled to vote in the election of the two directors so to be elected by the holders of shares of Preferred Stock. Any director elected by the holders of shares of Preferred Stock, voting as a class as aforesaid, shall continue to serve as such director for the full term for which he shall have been elected notwithstanding that prior to the end of such term a default in preferred dividends shall cease to exist. If, prior to the end of the term of any director elected by the holders of the Preferred Stock, voting as a class as aforesaid, a vacancy in the office of such director shall occur by reason of death, resignation, removal or disability, or for any other cause, such vacancy shall be filled for the unexpired term in the manner provided in the By-laws of the Corporation, provided that, if such vacancy shall be filled by election by the stockholders at a meeting thereof, the right to fill such vacancy shall be vested in the holders of Preferred Stock, voting as a class as aforesaid, unless, in any such case, no default in preferred dividends shall exist at the time of such election.

For the purposes of this paragraph (7), a default in preferred dividends shall be deemed to have occurred whenever the amount of dividends in arrears upon any series of Preferred Stock shall be equivalent to six full quarter-yearly dividends or more and, having so occurred, such default in preferred dividends shall be deemed to exist thereafter until all accrued dividends on all shares of Preferred Stock then outstanding shall have been paid to the end of the last preceding quarterly dividend period. Nothing herein contained shall be deemed to prevent an amendment of the By-laws of the Corporation, in the manner therein provided, which shall increase the number of directors so as to provide as additional places on the Board of Directors either of or both the directorships to be filled by the two directors so to be elected by the holders of the Preferred Stock or to prevent any other change in the number of directors of the Corporation.

  (8) Reacquired Shares. Shares of Series B which have been issued and reacquired by the Corporation through redemption or purchase, or which have been converted into shares of any other class or classes of stock of the Corporation, shall upon compliance with any applicable provision of the General Corporation Law of the State of Delaware have the status of authorized and unissued shares of Preferred Stock and may be reissued as part of the Series B or as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors.

  (9)  Restricted Activities.   (a) So long as any shares of Series  B  are
outstanding,

(A) without the written consent or affirmative vote of the holders of at least two-thirds of the aggregate number of shares of Series B at the time outstanding given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, the Corporation shall not amend, alter or repeal the preferences, special rights or other powers of the Series B shares so as to affect the rights of the holders of Series B shares adversely (and the authorization and issuance of any class of stock prior to the Series B shares as to dividend preference shall be deemed to affect the Series B shares adversely);

(B) without the written consent or affirmative vote of the holders of at least a majority of the aggregate number of shares of Preferred Stock at the time outstanding given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, without regard to series, the Corporation will not (i) increase the authorized amount of Preferred Stock beyond the 15,000,000 shares presently authorized or (ii) create any other class or classes of stock ranking on a parity with the Preferred Stock as to dividend preference; and

(C) except as expressly set forth in division (B) of this subparagraph (a), nothing in this paragraph (9) shall be deemed to restrict the issuance of any additional shares of Series B or of any series of Preferred Stock which may be issued in the future.

  (b) For the purposes of this paragraph (9) any class or classes of stock of the Corporation shall be deemed to rank,

(A) prior to the Series B shares as to dividends, if the holders of such class or classes shall be entitled to the receipt of dividends in preference or priority to the holders of the Series B shares;

(B) on a parity with the Series B shares as to dividends whether or not the dividend rates or dividend payment dates thereof be different from those of the Series B, if the holders of such class or classes of stock shall be entitled to the receipt of dividends in proportion to their respective dividend rates without preference or priority one over the other as between the holders of such class or classes of stock and the holders of the Series B shares; and

(C) junior to the Series B shares as to dividends if the rights of the holders of such class or classes shall be subject or subordinate to the rights of the holders of the Series B shares in respect of the receipt of dividends.


               SERIES C JUNIOR PARTICIPATING PREFERRED STOCK

  RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Restated Certificate of Incorporation, a series of Preferred Stock of the
Corporation be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

  (1) Designation and Amount. The shares of such series shall be designated as "Series C Junior Participating Preferred Stock" ("Series C Stock") and the number of shares constituting such series shall be 2,000,000.

  (2)    Dividends and Distributions.

  (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series C Stock with respect to dividends, the holders of shares of Series C Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series C Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $.125 per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment
Date, since the first issuance of any share or fraction of a share of Series C Stock. In the event the Corporation shall at any time after September 27, 1995 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series C Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

  (B) The Corporation shall declare a dividend or distribution on the Series C Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10.00 per share on the Series C Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

  (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series C Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series C Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series C Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series C Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series C Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

  (3) Voting Rights. The holders of shares of Series C Stock shall have the following voting rights:

  (A) Subject to the provision for adjustment hereinafter set forth, each share of Series C Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series C Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

  (B) Except as otherwise provided herein or by law, the holders of shares of Series C Stock and the holders of shares of Common Stock and any other series of Preferred Stock entitled to vote with the Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

  (C) (i) If at the time of any annual meeting of stockholders for the election of directors a default in preferred dividends (as hereinafter defined) shall exist, the holders of shares of Preferred Stock voting separately as a class without regard to series (with each share of Preferred Stock being entitled to that number of votes to which it is entitled on matters submitted to stockholders generally, or, if it is not entitled to vote with respect to such matters, to one vote), shall have the right to elect two members of the Board of Directors of the Corporation. The holders of Common Stock shall not be entitled to vote in the election of the two directors so to be elected by the holders of shares of Preferred Stock. Any director elected by the holders of shares of Preferred Stock, voting as a class as aforesaid, shall continue to serve as such director for the full term for which he shall have been elected notwithstanding that prior to the end of such term a default in preferred dividends shall cease to exist. If, prior to the end of the term of any director elected by the holders of the Preferred Stock, voting as a class as aforesaid, a vacancy in the office of such director shall occur by reason of death, resignation, removal or disability, or for any other cause, such vacancy shall be filled for the unexpired term in the manner provided in the By-laws of the Corporation, provided that, if such vacancy shall be filled by election by the stockholders at a meeting thereof, the right to fill such vacancy shall be vested in the holders of Preferred Stock, voting as a class as aforesaid, unless, in any such case, no default in preferred dividends shall exist at the time of such election.

    (ii) For the purposes of paragraph (C)(i) of this Section 3, a default in preferred dividends shall be deemed to have occurred whenever the amount of dividends in arrears upon any series of Preferred Stock shall be equivalent to six full quarterly dividends or more and, having so occurred, such default in preferred dividends shall be deemed to exist thereafter until all accrued dividends on all shares of Preferred Stock then outstanding shall have been paid to the end of the last preceding quarterly dividend period. Nothing herein contained shall be deemed to prevent an amendment of the By-laws of the Corporation, in the manner therein provided, which shall increase the number of directors so as to provide as additional places on the Board of Directors either or both the directorships to be filled by the two directors so to be elected by the holders of the Preferred Stock or to prevent any other change in the number of directors of the Corporation.

  (D) Except as set forth herein or required by law, holders of Series C Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

  (4)    Certain Restrictions.

  (A) Whenever quarterly dividends or other dividends or distributions payable on the Series C Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series C Stock outstanding shall have been paid in full, the Corporation shall not

    (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Stock;

    (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Stock, except dividends paid ratably on the Series C Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

    (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series C Stock;

    (iv) purchase or otherwise acquire for consideration any shares of Series C Stock, or any shares of stock ranking on a parity with the Series C Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

  (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this
Section 4, purchase or otherwise acquire such shares at such time and in such manner.

  (5) Reacquired Shares. Any shares of Series C Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

  (6) Liquidation, Dissolution or Winding Up. (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Stock unless, prior thereto, the holders of shares of Series C Stock shall have received $100.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series C Liquidation Preference"). Following the payment of the full amount of the Series C Liquidation Preference, no additional distributions shall be made to the holders of shares of Series C Stock unless, prior thereto, the holders of shares of Common Stock (which expression shall include, for the purposes only of this Section 6, any series of the Corporation's Preferred Stock ranking on a parity with the Common Stock upon liquidation, dissolution or winding up) shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series C Liquidation Preference by

(ii) 100 (as appropriately adjusted as set forth in subparagraph C below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series C Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series C Stock and Common Stock, respectively, holders of Series C Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to one (1) with respect to such Series C Stock and Common Stock, on a per share basis, respectively.

  (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series C Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series C Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

  (C) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

  (7) Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series C Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series C Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

  (8) Redemption. The shares of Series C Stock may be purchased by the Corporation at such times and on such terms as may be agreed to between the Corporation and the selling stockholder, subject to any limitations which may be imposed by law or this Certificate of Incorporation.

  (9) Ranking. The Series C Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise. Notwithstanding the foregoing, upon liquidation, dissolution or winding up, the Series C Stock shall rank senior in accordance with Section 6 hereof to any series of the Corporation's Preferred Stock ranking on a parity with the Common Stock upon liquidation, dissolution or winding up.

  (10) Amendment. The Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series C Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series C Stock, voting separately as a class.

  (11) Fractional Shares. Series C Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series C Stock.

                    SERIES D CUMULATIVE PREFERRED STOCK

  RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Restated Certificate of Incorporation, a series of Preferred Stock of the
Corporation be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

  (1)  Designation  and  Amount.   The  shares  of  such  series  shall  be
designated as Series D Cumulative Preferred Stock ("Series D") and the number of shares constituting such series shall be 3,000.

  (2) Dividend Rate. The dividend rate of the shares of Series D shall be $5,920 per share per annum, cumulative (entitled to "full cumulative dividends," as defined in the Certificate of Incorporation) from the date shares of Series D are first issued, payable quarterly on the first days of January, April, July and October in each year. Holders of shares of Series D shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of the "full cumulative dividends" at said rate.

  (3) Optional Redemption. On and after December 31, 2017, shares of Series D may be redeemed at the election of the Corporation or at the election of any holder of shares of Series D (with respect to Series D shares owned by such holder) in all cases at a price of $100,000 per share plus an amount equal to "accrued dividends" (as defined in the Certificate of Incorporation) (i) in the case of a redemption at the election of the Corporation, upon not less than 40 days (but not more than 90 days) notice by the Corporation to the holders of Series D shares and subject to the terms and conditions specified in paragraph (g) of Article Fourth of the Certificate of Incorporation or (ii) in the case of a redemption at the election of a holder of shares of Series D, upon not less than 40 days (but not more than 90 days) notice by such holder to the Corporation, subject to any limitations which may be imposed by law or the Certificate of Incorporation.

  (4) Rights on Liquidation, Dissolution, Winding Up. In the event of any liquidation, dissolution or winding up of the Corporation, the holders of shares of Series D then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount equal to $100,000 per share plus an amount equal to "accrued dividends" (as defined in the Certificate of Incorporation).

  (5) Sinking Fund. Shares of Series D are not subject or entitled to the benefit of a sinking fund.

  (6) No Conversion Rights. Shares of Series D shall not be convertible into shares of Common Stock.

  (7) Voting. Subject to the provisions of any applicable law, the holders of record of shares of Series D shall have no voting rights except as set forth in this paragraph (7) or in paragraph (9). If at the time of any annual meeting of stockholders for the election of directors a default in preferred dividends (as hereinafter defined), shall exist, the holders of shares of Preferred Stock voting separately as a class without regard to series (with each share of Preferred Stock being entitled to one vote), shall have the right to elect two members of the Board of Directors of the Corporation. The holders of Common Stock shall not be entitled to vote in the election of the two directors so to be elected by the holders of shares of Preferred Stock. Any director elected by the holders of shares of Preferred Stock, voting as a class as aforesaid, shall continue to serve as such director for the full term for which he shall have been elected notwithstanding that prior to the end of such term a default in preferred dividends shall cease to exist. If, prior to the end of the term of any director elected by the holders of the Preferred Stock, voting as a class as aforesaid, a vacancy in the office of such director shall occur by reason of death, resignation, removal or disability, or for any other cause, such vacancy shall be filled for the unexpired term in the manner provided in the By-laws of the Corporation, provided that, if such vacancy shall be filled by election by the stockholders at a meeting thereof, the right to fill such vacancy shall be vested in the holders of Preferred Stock, voting as a class as aforesaid, unless, in any such case, no default in preferred dividends shall exist at the time of such election.

  For the purposes of this paragraph (7), a default in preferred dividends shall be deemed to have occurred whenever the amount of dividends in arrears upon any series of Preferred Stock shall be equivalent to six full quarter-yearly dividends or more and, having so occurred, such default in preferred dividends shall be deemed to exist thereafter until all accrued dividends on all shares of Preferred Stock then outstanding shall have been paid to the end of the last preceding quarterly dividend period. Nothing herein contained shall be deemed to prevent an amendment of the By-laws of the Corporation, in the manner therein provided, which shall increase the number of directors so as to provide as additional places on the Board of Directors either of or both the directorships to be filled by the two directors so to be elected by the holders of the Preferred Stock or to prevent any other change in the number of directors of the Corporation.

  (8) Reacquired Shares. Any shares of Series D which have been purchased, redeemed or otherwise reacquired by the Corporation in any manner whatsoever, shall upon compliance with any applicable provision of the General Corporation Law of the State of Delaware have the status of authorized and unissued shares of Preferred Stock and may be reissued as part of Series D or as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors.

  (9) Restricted Activities. (a) So long as any shares of Series D are outstanding, (A) without the written consent or affirmative vote of the holders of at least two-thirds of the aggregate number of shares of Series D at the time outstanding given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, the Corporation shall not amend, alter or repeal the preferences, special rights or other powers of the Series D shares so as to affect the rights of the holders of Series D shares adversely (and the authorization and issuance of any class of stock prior to the Series D shares as to dividend preference shall be deemed to affect the Series D shares adversely);

  (B) without the written consent or affirmative vote of the holders of at least a majority of the aggregate number of shares of Preferred Stock at the time outstanding given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, without regard to series, the Corporation will not (i) increase the authorized amount of Preferred Stock beyond the 15,000,000 shares presently authorized or (ii) create any other class or classes of stock ranking on a parity with the Preferred Stock as to dividend preference; and

  (C)  except  as expressly set forth in division (B) of this  subparagraph
(a), nothing in this paragraph (9) shall be deemed to restrict the issuance of any additional shares of Series D or of any series of Preferred Stock which may be issued in the future.

    (b) For the purposes of this paragraph (9) any class or classes of stock of the Corporation shall be deemed to rank,

  (A) prior to the Series D shares as to dividends, if the holders of such class or classes shall be entitled to the receipt of dividends in preference or priority to the holders of the Series D shares; and

  (B) on a parity with the Series D shares as to dividends whether or not the dividend rates or dividend payment dates thereof be different from those of Series D, if the holders of such class or classes of stock shall be entitled to the receipt of dividends in proportion to their respective dividend rates without preferences or priority one over the other as between the holders of such class or classes of stock and the holders of the Series D shares.

  (10) Fractional Shares. Series D may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series D.

  FIFTH: The Corporation is to have perpetual existence.

  SIXTH: The private property of the stockholders of the Corporation shall not be subject to the payment of corporate debts to any extent whatsoever.

  SEVENTH: Notwithstanding any other provisions of this Certificate of Incorporation or the By-laws of the Corporation to the contrary, no action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken by written consent without a meeting, except:

    (a) any action which may be taken solely upon the vote or consent of holders of Preferred Stock or any series thereof, or

    (b) any action taken upon the signing of a consent in writing, setting forth the action so taken, by all the stockholders of the Corporation entitled to vote thereon.

  EIGHTH: The Board of Directors shall have power, without stockholder action:

    1. To make By-laws for the Corporation, and to amend, alter or repeal any By-laws.

    2. To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve or reserves.

  The powers and authorities herein conferred upon the Board of Directors are in furtherance and not in limitation of those conferred by the laws of the State of Delaware. In addition to the powers and authorities herein or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, of this Certificate of Incorporation and of the By-laws of the Corporation.

  NINTH:  The Corporation reserves the right at any time and from  time  to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in this Certificate of Incorporation, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article NINTH.

  TENTH: (a) The number of directors constituting the whole Board shall be as fixed from time to time by vote of a majority of the whole Board, provided, however, that the number of directors shall not be less than three and that the number shall not be reduced so as to shorten the term of any director at the time in office. The number of directors constituting the whole Board shall hereafter be fourteen until otherwise fixed by a majority of the whole Board in accordance with the preceding sentence.

  (b) The Board of Directors shall be divided into three classes, designated Class I, Class II and Class III, as nearly equal in number as the then total number of directors constituting the whole Board permits, with the term of office of one class expiring each year. At the annual meeting of stockholders in 1984, directors of Class I shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of Class II shall be elected to hold office for a term expiring at the second succeeding annual meeting, and directors of Class III shall be elected to hold office for a term expiring at the third succeeding annual meeting. At each annual meeting of stockholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting. Any vacancies in the Board of Directors for any reasons, and any newly created directorships resulting from any increase in the directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, or by a sole remaining director. Any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any newly created or eliminated directorships resulting from an increase or decrease in the authorized number of directors shall be apportioned by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal as possible. Notwithstanding any other provision of this Article TENTH, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the term of office, the filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto.

  ELEVENTH: 1. The affirmative vote of the holders of not less than two-thirds of the outstanding shares of "Voting Stock" (as hereinafter defined) shall be required for the approval or authorization of any "Business Combination" (as hereinafter defined) of the Corporation or any subsidiary of the Corporation with any "Related Person" (as hereinafter defined), notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified by law, in any agreement with any national securities exchange or otherwise; provided, however, that the two-thirds voting requirement shall not be applicable and such Business Combination shall require only such affirmative vote as is required by law, any agreement with any national securities exchange or otherwise if:

  (a) The "Continuing Directors" (as hereinafter defined) of the Corporation by at least a majority vote have expressly approved such Business Combination either in advance of or subsequent to such Related Person becoming a Related Person; or

  (b)    All of the following conditions are met:

    (i) The cash or "Fair Market Value" (as hereinafter defined) as of the date of the consummation of the Business Combination (the "Combination Date") of the property, securities or other consideration to be received per share by holders of a particular class or series of capital stock, as the case may be, of the Corporation in the Business Combination is not less than the highest of:

    (A) the highest per share price (including brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Related Person in acquiring beneficial ownership of any of its holdings of such class or series of capital stock of the Corporation (i) within the two-year period immediately prior to the Combination Date or (ii) in the transaction or series of transactions in which the Related Person became a Related Person, whichever is higher; or

    (B) the Fair Market Value per share of the shares of capital stock being acquired in the Business Combination (i) as at the Combination Date or (ii) the date on which the Related Person became a Related Person, whichever is higher; or

    (C) in the case of Common Stock, the per share book value of the Common Stock as reported at the end of the fiscal quarter immediately prior to the Combination Date, and in the case of Preferred Stock, the highest preferential amount per share to which the holders of shares of such class or series of Preferred Stock would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, regardless of whether the Business Combination to be consummated constitutes such an event.

    The provisions of this paragraph 1(b)(i) shall be required to be met with respect to every class or series of outstanding capital stock, whether or not the Related Person has previously acquired any shares of a particular class or series of capital stock. In all above instances, appropriate adjustments shall be made for recapitalizations and for stock dividends, stock splits and like distributions; and

    (ii) The consideration to be received by holders of a particular class or series of capital stock shall be in cash or in the same form as previously has been paid by or on behalf of the Related Person in connection with its direct or indirect acquisition of beneficial ownership of shares of such class or series of stock. If the consideration so paid for any such share varies as to form, the form of consideration for such shares shall be either cash or the form used to acquire beneficial ownership of the largest number of shares of such class or series of capital stock previously acquired by the Related Person.

  2.    For purposes of this Article ELEVENTH:

    (a) The term "Business Combination" shall mean any (i) merger or consolidation of the Corporation or a subsidiary of the Corporation with a Related Person or any other corporation which is or after such merger or consolidation would be an "Affiliate" or "Associate" (as hereinafter defined) of a Related Person, (ii) sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) with any Related Person or any affiliate of any Related Person, of all or any "Substantial Part" (as hereinafter defined) of the assets of the Corporation or of a subsidiary of the Corporation to a Related Person or any Affiliate or Associate of any Related Person, (iii) adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of a Related Person or any Affiliate or Associate of any Related Person, (iv) sale, lease, exchange or other disposition, including without limitation a mortgage or other security device, of all or any Substantial Part of the assets of a Related Person or any Affiliate or Associate of any Related Person to the Corporation or a subsidiary of the Corporation, (v) issuance or pledge of securities of the Corporation or a subsidiary of the Corporation to or with a Related Person or any Affiliate or Associate of any Related Person, (vi) reclassification of securities (including any reverse stock split) or recapitalization of the Corporation or any other transaction that would have the effect, either directly or indirectly, of increasing the proportionate share of any class of equity or convertible securities of the Corporation or any subsidiary of the Corporation which is directly or indirectly beneficially owned by any Related Person or any Affiliate or Associate of any Related Person, and (vii) agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination.

    (b) The term "person" shall mean any individual, firm, corporation or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Voting Stock of the Corporation.

    (c) The term "Related Person" shall mean any person (other than the Corporation, or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who or which:

      (i) is the beneficial owner (as hereinafter defined) of ten percent (10%) or more of the Voting Stock;

      (ii) is an Affiliate or Associate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner of ten percent (10%) or more of the Voting Stock; or

      (iii) is at such time an assignee of or has otherwise succeeded to the beneficial ownership of any shares of Voting Stock which were at any time within the two-year period immediately prior to such time beneficially owned by any Related Person, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

    (d) A person shall be a "beneficial owner" of any Voting Stock:

      (i) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly;

      (ii) which such person or any of its Affiliates or Associates has, directly or indirectly, (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

      (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

    (e) For the purposes of determining whether a person is a Related Person pursuant to sub-paragraph (c) of this paragraph 2, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of subparagraph (d) of this paragraph 2 but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

    (f) The terms "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1984.

    (g) The term "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Related Person set forth in subparagraph (c) of this paragraph 2, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

    (h) The term "Continuing Director" means any member of the Board of Directors, while such person is a member of the Board of Directors, who is not an Affiliate, Associate or a representative of the Related Person and was a member of the Board of Directors prior to the time that the Related Person became a Related Person, and any successor of a Continuing Director, while such successor is a member of the Board of Directors, who is not an Affiliate, Associate or a representative of the Related Person and is recommended or elected to succeed a Continuing Director by a majority of Continuing Directors.

    (i)  The  term  "Substantial Part" shall mean more than twenty  percent
  (20%) of the Fair Market Value, as determined by a majority of the Continuing Directors, of the total consolidated assets of the Corporation and its Subsidiaries taken as a whole as of the end of its most recent fiscal year ended prior to the time the determination is being made.

    (j) For the purposes of paragraph 1(b)(i) of this Article ELEVENTH, the
  term   "other  consideration  to  be  received"  shall  include,  without limitation, capital stock retained by the stockholders.

    (k) The term "Voting Stock" shall mean all of the outstanding shares of Common Stock and the outstanding shares of Preferred Stock entitled to vote on each matter on which the holders of record of Common Stock shall be entitled to vote, and each reference to a proportion of shares of Voting Stock shall refer to such proportion of the votes entitled to be cast by such shares voting as one class.

    (l) The term "Fair Market Value" means: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for the New York Stock Exchange - Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such stock exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any successor system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined in good faith by a majority of the Continuing Directors;

  and (ii) in the case of  property
  other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.

    (m) A Related Person shall be deemed to have acquired a share of the Voting Stock of the Corporation at the time when such Related Person became the beneficial owner thereof. If a majority of the Continuing Directors is not able to determine the price at which a Related Person has acquired a share of Voting Stock of the Corporation, such price shall be deemed to be the Fair Market Value of the shares in question at the time when the Related Person became the beneficial owner thereof. With respect to shares owned by Affiliates, Associates or other persons whose ownership is attributed to a Related Person under the foregoing definition of Related Person, the price deemed to be paid therefor by such Related Person shall be the price paid upon the acquisition thereof by such Affiliate, Associate or other person, or, if such price is not determinable by a majority of the Continuing Directors, the Fair Market Value of the shares in question at the time when the Affiliate, Associate or other such person became the beneficial owner thereof.

  3. The fact that any Business Combination complies with the provisions of paragraph 1(b) of this Article ELEVENTH shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the stockholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

  TWELFTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this Article TWELFTH shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware (as in effect and as hereafter amended), or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article TWELFTH to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of each director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Neither the amendment nor repeal of this Article TWELFTH nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article TWELFTH shall eliminate or reduce the effect of this Article TWELFTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article TWELFTH, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

  IN WITNESS WHEREOF, said TEXTRON INC. has caused this certificate to be signed and attested and the corporate seal to be hereunto affixed this 27th day of January, 1998.

[SEAL]
                                             WAYNE W. JUCHATZ
                                              Executive Vice President
                                              and General Counsel

Attest:

FREDERICK K. BUTLER
 Vice President and Secretary